PROSPECTUS Dated January 24, 2001                  Pricing Supplement No. 46 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-47576
Dated January 24, 2001                                    Dated August 16, 2001
                                                                 Rule 424(b)(3)

                                  $40,750,000
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                            -----------------------

                 1.25% Exchangeable Notes due December 30, 2008
                   Exchangeable for Shares of Common Stock of
                            General Electric Company

Beginning September 30, 2001, you will be able to exchange your notes for a number of shares of GE common stock, subject to our right to call all of the notes on or after August 21, 2003.
o    The principal amount and issue price of each note is $1,000.
o We will pay interest at the rate of 1.25% per year on the $1,000 principal amount of each note. Interest will be paid semi-annually on each June 30 and December 30, beginning December 30, 2001.
o Beginning September 30, 2001, you will have the right to exchange each note for 19.9489 shares of GE common stock. If you exchange, we will have the right to deliver to you either the actual shares or the cash value of such shares. You will not be entitled to receive any accrued but unpaid interest on the notes.
o Beginning August 21, 2003, we have the right to call all of the notes and pay to you the call price of $1,000 per note. However, if the market value of 19.9489 shares of GE common stock on the last trading day before we send our call notice is equal to or greater than $1,000, we will instead deliver to you 19.9489 shares of GE common stock per note.
o If we decide to call the notes, we will give you notice at least 30 but no more than 60 days before the call date specified in the notice. If we notify you that we will be delivering shares of GE common stock on the call date, rather than the call price in cash, you will still be able to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date.
o    If you hold the notes to maturity, we will pay $1,000 per note to you.
o General Electric Company is not involved in this offering of the notes in any way and will have no obligation of any kind with respect to the notes.
o The notes have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the notes is "MGE.A."
You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.
                            -----------------------

                        PRICE 100% AND ACCRUED INTEREST

                            -----------------------

                                                               Proceeds to
                    Price to Public    Agent's Commissions     the Company
                    ---------------    -------------------     -----------
Per Note...........      100%                  1.25%              98.75%
Total..............   $40,750,000            $509,375          $40,240,625

If you purchase at least $100,000 principal amount of the notes in any single transaction, the price will be 99% per note. In that case, the Agent's commissions will be .25% per note.


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                                    The Notes

Each note costs $1,000              We, Morgan Stanley Dean Witter & Co., are
                                    offering our 1.25% Exchangeable Notes due
                                    December 30, 2008, which you may exchange for General Electric Company common stock beginning on September 30, 2001. The principal amount and issue price of each note is $1,000. We refer to General
                                    Electric Company common stock as GE Stock.
                                    If you hold the notes to maturity, which is December 30, 2008, we will pay $1,000 per note to you.

1.25% interest on the               We will pay interest on the notes, at the
principal amount                    rate of 1.25% per year on the $1,000
                                    principal amount of each note,
                                    semi-annually on each June 30 and December
                                    30, beginning December 30, 2001.

                                    Your Exchange Right

The exchange ratio                  Beginning September 30, 2001, you may
is 19.9489                          exchange each note for a number of shares
                                    of GE Stock equal to the exchange ratio.
                                    The exchange ratio is 19.9489 shares of GE
                                    Stock per note, subject to adjustment for certain corporate events relating to
                                    General Electric Company, which we refer to as General Electric.

                                    When you exchange your notes, our affiliate
                                    Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of shares of GE Stock you will receive based on the principal amount of the notes you exchange and the exchange ratio as it may have been adjusted through the exchange date.

                                    To exchange a note on any day, you must
                                    instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                                    o    fill out an Official Notice of
                                         Exchange, which is attached as Annex A
                                         to this pricing supplement;

                                    o    deliver your Official Notice of
                                         Exchange to us before 11:00 a.m. (New
                                         York City time) on that day; and

                                    o    deliver your note certificate to The
                                         Chase Manhattan Bank, as trustee for
                                         our senior notes, on the day we
                                         deliver your shares or pay cash to
                                         you, as described below.

                                    If you give us your Official Notice of
                                    Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

We can choose to pay to you         We will pay to you, at our option, on the
cash or GE Stock if you elect       third business day after you give us your
to exchange your notes              Official Notice of Exchange, either:

                                    o    shares of GE Stock, or

                                    o    the cash value of such shares.

                                    We will not pay any accrued but unpaid
                                    interest if you elect to exchange your
                                    notes.

                                    Our right to call the notes may affect your ability to exchange your notes.

Our call right                      Beginning August 21, 2003, we have the right
                                    to call all of the notes. If we call the notes, we will do the following:

                                    o    send a notice announcing that we have
                                         decided to call the notes;

                                    o    specify in the notice a call date when
                                         you will receive payment in exchange
                                         for delivering your notes to the
                                         trustee; that call date will not be
                                         less than 30 or more than 60 days
                                         after the date of the notice; and

                                    o    specify in the notice the number of
                                         shares of GE Stock or the cash call
                                         price that we will pay to you in
                                         exchange for each note, as explained
                                         in the next paragraph. We will not pay
                                         any accrued but unpaid interest upon
                                         our call of the notes.

We may call the notes for           On the last trading day before the date of
stock or cash, depending            our call notice, the calculation agent will
on the price of GE Stock            determine the value of the shares of GE
                                    Stock that a noteholder would receive upon exchange of a note. That value is referred to as parity. If parity is less than the call price of $1,000, then we will pay the call price to you in cash. If we notify you that we will give you cash on the call date, you will no longer be able to exercise your exchange right.

                                    If, however, parity as so determined is
                                    equal to or greater than the call price, then we will deliver the shares of GE Stock instead. In that case, you will still have the right to exercise your exchange right on any day prior to the fifth scheduled trading day prior to the call date. If the price of GE Stock is lower on the call date than it was on the last trading day before the date of our call notice, the value of the GE Stock that you receive on the call date for each note may be less than $1,000.

GE Stock is                         The last reported sales price of GE Stock on
currently $41.60 per share          the New York Stock Exchange, Inc. on the
                                    date of this pricing supplement was $41.60.
                                    You can review the historical prices of GE
                                    Stock in the section of this pricing
                                    supplement called "Description of
                                    Notes--Historical Information."

MS & Co. will be the                We have appointed our affiliate MS & Co. to
Calculation Agent                   act as calculation agent for The Chase
                                    Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and calculate the number of shares of GE Stock or the amount of cash that you receive if you exercise your exchange right or if we call the notes. As calculation agent, MS & Co.
                                    will also adjust the exchange ratio for
                                    certain corporate events that could affect the price of GE Stock and that we describe in the section of this pricing supplement called "Description of Notes--Antidilution
                                    Adjustments."

No affiliation with                 General Electric is not an affiliate of ours
General Electric                    and is not involved with this offering in
                                    any way.  The notes are obligations of
                                    Morgan Stanley Dean Witter & Co. and not of
                                    General Electric.

Where you can find more             The notes are senior notes issued as part of
information on the notes            our Series C medium-term note program. You
                                    can find a general description of our
                                    Series C medium-term note program in the accompanying prospectus supplement dated
                                    January 24, 2001. We describe the basic
                                    features of this type of note in the
                                    sections called "Description of
                                    Notes--Fixed Rate Notes" and
                                    "--Exchangeable Notes."

                                    Because this is a summary, it does not
                                    contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the section of this pricing supplement called "Description of Notes" for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section of this pricing supplement called "Risk Factors." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                     You may contact your local Morgan Stanley
                                    branch office or our principal executive offices at 1585 Broadway, New York, New
                                    York 10036 (telephone number (212)
                                    761-4000).

                                  RISK FACTORS

     The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.


Yield to maturity less than         These notes pay interest at the rate of
interest on ordinary notes          1.25% of the principal amount per year.
                                    This interest rate is lower than the
                                    interest rate that we would pay on non-
                                    exchangeable senior notes maturing at the same time as the notes. If you exchange your notes or we call the notes, you will not receive any accrued but unpaid interest.

Notes may not be                    There may be little or no secondary market
actively traded                     for the notes.  Although the notes have been
                                    approved for listing on the American Stock
                                    Exchange LLC, which we refer to as the
                                    AMEX, it is not possible to predict whether the notes will trade in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the notes, but it is not required to do so.

Market price of notes               Several factors, many of which are beyond
influenced by many                  our control, will influence the value of the
unpredictable factors               notes, including:

                                    o    the market price of GE Stock

                                    o    the volatility (frequency and
                                         magnitude of changes in price) of GE
                                         Stock

                                    o    the dividend rate on GE Stock

                                    o    economic, financial, political,
                                         regulatory or judicial events that
                                         affect stock markets generally and
                                         which may affect the market price of
                                         GE Stock

                                    o    interest and yield rates in the market

                                    o    the time remaining until (1) you can
                                         exchange your notes for GE Stock, (2)
                                         we can call the notes and (3) the
                                         notes mature

                                    o    our creditworthiness

                                    These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of GE Stock is at, below or not sufficiently above the price of GE Stock at pricing.

                                    You cannot predict the future performance of GE Stock based on its historical performance.

No affiliation with                 We are not affiliated with General Electric.
General Electric                    Although we do not have any non-public
                                    information about General Electric as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with General
                                    Electric, including extending loans to, or making equity investments in, General
                                    Electric or providing advisory services to General Electric, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about General Electric.
                                    Moreover, we have no ability to control or predict the actions of General Electric, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio. We or our affiliates from time to time have published and in the future may publish research reports with respect to General Electric. General
                                    Electric is not involved in the offering of the notes in any way and has no obligation to consider your interest as an owner of these notes in taking any corporate actions that might affect the value of your notes.
                                    None of the money you pay for the notes
                                    will go to General Electric.

You have no                         As an owner of notes, you will not have
shareholder rights                  voting rights or the right to receive
                                    dividends or other distributions or any
                                    other rights with respect to GE Stock.

The antidilution adjustments        MS & Co., as calculation agent, will adjust
we are required to make do          the exchange ratio for certain events
not cover every corporate           affecting GE Stock, such as stock splits and
event that can affect GE            stock dividends, and certain other
Stock                               corporate actions involving General
                                    Electric, such as mergers. However, the
                                    calculation agent is not required to make an adjustment for every corporate event that can affect GE Stock. For example, the calculation agent is not required to make any adjustments if General Electric or anyone else makes a partial tender offer or a partial exchange offer for GE Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected.

Adverse economic interests          As calculation agent, our affiliate MS & Co.
of the calculation agent and        will calculate how many shares of GE
its affiliates may influence        Stock or the equivalent cash amount you will
determinations                      receive in exchange for your  notes and what
                                    adjustments should be made to the exchange ratio to reflect certain corporate and other events. We expect that MS & Co. and other affiliates will carry out hedging activities related to the notes (and possibly to other instruments linked to GE
                                    Stock), including trading in GE Stock as well as in other instruments related to GE
                                    Stock. Any of these hedging activities and MS & Co.'s affiliation with us could influence MS & Co.'s determinations as calculation agent, including with respect to adjustments to the exchange ratio, and, accordingly, the amount of stock or cash that you receive when you exchange the notes or when we call the notes. In addition, we or our subsidiaries may issue other securities linked to GE Stock. MS &
                                    Co. and some of our other subsidiaries also trade in GE Stock and other financial instruments related to GE Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of GE Stock and, accordingly, the value of the GE Stock or the amount of cash you will receive upon exchange or redemption.

Tax treatment                       You should also consider the tax
                                    consequences of investing in the notes. If you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the notes, which will be higher than the 1.25% interest rate you will receive on the notes. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or retirement of the notes will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                                    "Description of Notes--United States
                                    Federal Income Taxation" and the section called "United States Federal
                                    Taxation--Notes--Optionally Exchangeable
                                    Notes" in the accompanying prospectus
                                    supplement.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of our 1.25% Exchangeable Notes due December 30, 2008 (Exchangeable for Shares of Common Stock of General Electric Company). In this pricing supplement, the terms "MSDW," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount............................     $40,750,000

Maturity Date...............................     December 30, 2008

Specified Currency..........................     U.S. Dollars

Issue Price.................................     100%; provided that for purchases of $100,000 principal amount of Notes or more in any single transaction, the Issue Price will be
                                                 99%.

Interest Rate...............................     1.25% per annum

Interest Payment Dates......................     Each June 30 and December 30, beginning December 30, 2001

Original Issue Date (Settlement Date).......     August 21, 2001

CUSIP.......................................     617446GR4

Minimum Denominations.......................     $1,000

Exchange Right..............................     On any Exchange Date, you will be entitled, upon your completion and delivery to us and the Calculation Agent of an Official Notice
                                                 of Exchange (in the form of Annex A attached hereto) prior to
                                                 11:00 a.m. New York City time on such date, to exchange each
                                                 Note for GE Stock at the Exchange Ratio.  You will not, however, be entitled to exchange your Notes if we have previously called the
                                                 Notes for the cash Call Price as described under "--MSDW Call
                                                 Right" below.

                                                 Upon any such exchange, we may, at our sole option, either deliver such shares of GE Stock or pay an amount in cash
                                                 equal to the Exchange Ratio times the Market Price (as
                                                 defined below) of GE Stock on the Exchange Date, as
                                                 determined by the Calculation Agent, in lieu of such GE
                                                 Stock. See "--Market Price."

                                                 Such delivery or payment will be scheduled to be made on the third business day after the Exchange Date, upon delivery of your Notes to the Trustee. We refer to that third business day after the Exchange Date, or, if later, the day on which you actually deliver your Notes to the Trustee and fulfill all the conditions of your exchange, as the "Exchange
                                                 Settlement Date."

                                                 Upon any exercise of the Exchange Right, you will not be
                                                 entitled to receive any cash payment representing any accrued but unpaid interest. Consequently, if you exchange your Notes so that the Exchange Settlement Date occurs during the period from the close of business on a Record Date (as defined
                                                 below) for the payment

                                                     PS-8



                                                 of interest and prior to the next succeeding Interest Payment
                                                 Date, the Notes that you exchange must, as a condition to the delivery of GE Stock or cash to you, be accompanied by funds equal to the interest payable on the succeeding Interest
                                                 Payment Date on the principal amount of Notes that you
                                                 exchange.

                                                 We will, or will cause the Calculation Agent to, deliver such shares of GE Stock or cash to the Trustee for delivery to
                                                 you.

Record Date.................................     The Record Date for each Interest Payment Date (other than the
                                                 Maturity Date) will be the close of business on the date 15 calendar days prior to such Interest Payment Date, whether or not that date is a Business Day.

No Fractional Shares .......................     If upon any exchange of the Notes we deliver shares of GE Stock, we will pay cash in lieu of delivering fractional shares of GE Stock in an amount equal to the corresponding fractional Market Price of
                                                 GE Stock as determined by the Calculation Agent on the second
                                                 Trading Day prior to the applicable Exchange Settlement Date or
                                                 Call Date.

Exchange Ratio .............................     19.9489, subject to adjustment for certain corporate events relating to General Electric.  See "--Antidilution Adjustments" below.

Exchange Date...............................     Any Trading Day on which you satisfy the conditions to exchange your Notes as described under "Exchange Right" above; provided that such Trading Day falls during the period beginning September
                                                 30, 2001 and ending on the Trading Day prior to the earliest of
                                                 (i) the fifth scheduled Trading Day prior to the Maturity Date,
                                                 (ii) the fifth scheduled Trading Day prior to the Call Date and
                                                 (iii) in the event of a call for the cash Call Price as described under
                                                 "--MSDW Call Right" below, the last scheduled Trading Day
                                                 prior to the MSDW Notice Date.

MSDW Call Right ............................     On or after August 21, 2003, we may call the Notes, in whole but not in part, for mandatory exchange into GE Stock at the Exchange
                                                 Ratio; provided that, if Parity (as defined below) on the Trading
                                                 Day immediately preceding the MSDW Notice Date, as
                                                 determined by the Calculation Agent, is less than the Call Price, we will pay the Call Price in cash on the Call Date.  If we call the
                                                 Notes for mandatory exchange, then, unless you subsequently exercise the Exchange Right (the exercise of which will not be available to you following a call for cash in an amount equal to the
                                                 Call Price), the GE Stock or (in the event of a call for cash, as described above) cash to be delivered to you will be delivered on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of your Notes to the Trustee.  We will, or will cause the Calculation Agent to, deliver such shares of GE
                                                 Stock or cash to the Trustee for delivery to you.  You will not receive any accrued but unpaid interest on the Notes.

                                                 On or after the MSDW Notice Date (other than with respect to a call of the Notes for the cash Call Price by MSDW) you will

                                                     PS-9




                                                 continue to be entitled to exercise the Exchange Right and receive any amounts described under "--Exchange Right" above.

MSDW Notice Date............................     The scheduled Trading Day on which we issue our notice of
                                                 mandatory exchange, which must be at least 30 but no more than
                                                 60 days prior to the Call Date.

Call Date...................................     The scheduled Trading Day on or after August 21, 2003 specified by us in our notice of mandatory exchange on which we will deliver GE Stock or cash to holders of the Notes for mandatory exchange.

Parity......................................     With respect to any Trading Day, an amount equal to the Exchange
                                                 Ratio times the Market Price of GE Stock on such Trading Day.

Call Price..................................     $1,000 per Note.

Market Price................................     If GE Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC
                                                 Bulletin Board Service ("OTC Bulletin Board") operated by the
                                                 National Association of Securities Dealers, Inc. (the "NASD"), the
                                                 Market Price for one share of GE Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the
                                                 Securities Exchange Act of 1934, as amended (the "Exchange
                                                 Act"), on which GE Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if GE Stock (or such other security) is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or OTC
                                                 Bulletin Board on such day.  If the last reported sale price of the principal trading session is not available pursuant to clause (i) or
                                                 (ii) of the preceding sentence because of a Market Disruption
                                                 Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for GE Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co.
                                                 or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  A "security of the Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day.................................     A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc.
                                                 ("NYSE"), the AMEX, the Nasdaq National Market, the Chicago
                                                 Mercantile Exchange and the Chicago Board of Options Exchange
                                                 and in the over-the-counter market for equity securities in the

                                                     PS-10



                                                 United States and on which a Market Disruption Event has not occurred.

Book Entry Note or Certificated Note........     Book Entry, DTC

Senior Note or Subordinated Note............     Senior

Trustee.....................................     The Chase Manhattan Bank

Agent for this Underwritten
Offering of Notes...........................     MS & Co.

Calculation Agent...........................     MS & Co.

                                                 All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                                 Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the Notes, including with respect to certain determinations and judgments that the
                                                 Calculation Agent must make in making adjustments to the
                                                 Exchange Ratio or other antidilution adjustments or
                                                 determining the Market Price or whether a Market Disruption
                                                 Event has occurred. See "--Antidilution Adjustments" and
                                                 "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments....................     The Exchange Ratio will be adjusted as follows:

                                                 1. If GE Stock is subject to a stock split or reverse stock split, then once such split has become effective, the
                                                 Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of GE Stock.

                                                 2. If GE Stock is subject (i) to a stock dividend (issuance of additional shares of GE Stock) that is given ratably to all holders of shares of GE Stock or (ii) to a distribution of GE Stock as a result of the triggering of any provision of the corporate charter of General Electric, then once the
                                                 dividend has become effective and GE Stock is trading
                                                 ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of GE Stock and (ii) the prior Exchange Ratio.

                                                 3. There will be no adjustments to the Exchange Ratio to
                                                 reflect cash dividends or other distributions paid with
                                                 respect to GE Stock other than distributions described in
                                                 paragraph 6 below and Extraordinary Dividends as described below. A cash dividend or

                                                     PS-11




                                                 other distribution with respect to GE Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other
                                                 distribution exceeds the immediately preceding
                                                 non-Extraordinary Dividend for GE Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Market Price of GE Stock on the
                                                 Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an
                                                 Extraordinary Dividend occurs with respect to GE Stock, the
                                                 Exchange Ratio with respect to GE Stock will be adjusted on the ex-dividend date with respect to such Extraordinary
                                                 Dividend so that the new Exchange Ratio will equal the
                                                 product of (i) the then current Exchange Ratio and (ii) a
                                                 fraction, the numerator of which is the Market Price on the
                                                 Trading Day preceding the ex-dividend date, and the
                                                 denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the
                                                 Extraordinary Dividend Amount. The "Extraordinary Dividend
                                                 Amount" with respect to an Extraordinary Dividend for GE
                                                 Stock will equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for GE Stock or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the
                                                 extent an Extraordinary Dividend is not paid in cash, the
                                                 value of the non-cash component will be determined by the
                                                 Calculation Agent, whose determination shall be conclusive. A distribution on the GE Stock described in paragraph 6 below that also constitutes an Extraordinary Dividend shall only cause an adjustment to the Exchange Ratio pursuant to
                                                 paragraph 6.

                                                 4. If General Electric is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or
                                                 other similar law, the Notes will continue to be exchangeable into GE Stock so long as a Market Price for GE Stock is
                                                 available. If a Market Price is no longer available for GE
                                                 Stock for whatever reason, including the liquidation of
                                                 General Electric or the subjection of General Electric to a proceeding under any applicable bankruptcy, insolvency or
                                                 other similar law, then the value of GE Stock will equal zero for so long as no Market Price is available.

                                                 5. If there occurs any reclassification or change of GE
                                                 Stock, including, without limitation, as a result of the
                                                 issuance of tracking stock by General Electric, or if General
                                                 Electric has been subject to a merger, combination or
                                                 consolidation and is not the surviving entity, or if there occurs a sale or conveyance to another corporation of the
                                                 property and assets of General Electric as an entirety or
                                                 substantially as an entirety, in each case as a result of
                                                 which the holders of GE Stock shall be entitled to receive stock, other securities or other property or assets
                                                 (including, without limitation, cash or other classes of
                                                 stock of General Electric) ("Exchange Property") with respect to or in exchange for such GE

                                                     PS-12




                                                 Stock, then the holders of the Notes then outstanding will be entitled thereafter to exchange such Notes into the kind and amount of Exchange Property that they would have owned or
                                                 been entitled to receive upon such reclassification, change, merger, combination, consolidation, sale or conveyance had such holders exchanged such Notes at the then current
                                                 Exchange Ratio for GE Stock immediately prior to any such
                                                 corporate event, but without interest thereon. At such time, no adjustment will be made to the Exchange Ratio. In the
                                                 event the Exchange Property consists of securities, those
                                                 securities will, in turn, be subject to the antidilution
                                                 adjustments set forth in paragraphs 1 through 6.

                                                 6. If General Electric issues to all of its shareholders
                                                 equity securities of an issuer other than General Electric
                                                 (other than in a transaction described in paragraph 5 above), then the holders of the Notes then outstanding will be
                                                 entitled to receive such new equity securities upon exchange of such Notes. The Exchange Ratio for such new equity
                                                 securities will equal the product of the Exchange Ratio in effect for GE Stock at the time of the issuance of such new equity securities times the number of shares of the new
                                                 equity securities issued with respect to one share of GE
                                                 Stock.

                                                 No adjustments to the Exchange Ratio will be made other than those specified above. The adjustments specified above do not cover all of the events that could affect the Market Price of
                                                 GE Stock, including, without limitation, a partial tender or exchange offer for GE Stock.

                                                 No adjustment to the Exchange Ratio will be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio
                                                 resulting from any of the adjustments specified above will be rounded to the nearest ten-thousandth, with five one
                                                 hundred-thousandths rounded upward.

                                                 The Calculation Agent shall be solely responsible for the
                                                 determination and calculation of any adjustments to the
                                                 Exchange Ratio and of any related determinations and
                                                 calculations with respect to any distributions of stock,
                                                 other securities or other property or assets (including cash)
                                                 in connection with any corporate event described in paragraph
                                                 5 or 6 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of
                                                 manifest error.

                                                 The Calculation Agent will provide information as to any
                                                 adjustments to the Exchange Ratio upon written request by any holder of the Notes.

                                                 If you exercise your Exchange Right and we elect to deliver
                                                 GE Stock or if we call the Notes for GE Stock, we will
                                                 continue to make such adjustments until the close of business on the Exchange Date or the third Business Day prior to the
                                                 Call Date, as applicable.


                                                     PS-13




Market Disruption Event.....................     "Market Disruption Event" means, with respect to GE Stock:

                                                     (i) a suspension, absence or material limitation of
                                                     trading of GE Stock on the primary market for GE Stock
                                                     for more than two hours of trading or during the one-half
                                                     hour period preceding the close of the principal trading
                                                     session in such market; or a breakdown or failure in the
                                                     price and trade reporting systems of the primary market
                                                     for GE Stock as a result of which the reported trading
                                                     prices for GE Stock during the last one-half hour
                                                     preceding the close of the principal trading session in
                                                     such market are materially inaccurate; or the suspension,
                                                     absence or material limitation of trading on the primary
                                                     market for trading in options contracts related to GE
                                                     Stock, if available, during the one-half hour period
                                                     preceding the close of the principal trading session in
                                                     the applicable market, in each case as determined by the
                                                     Calculation Agent in its sole discretion; and

                                                     (ii) a determination by the Calculation Agent in its sole
                                                     discretion that any event described in clause (i) above
                                                     materially interfered with the ability of MSDW or any of
                                                     its affiliates to unwind or adjust all or a material
                                                     portion of the hedge with respect to the Notes.

                                                 For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations
                                                 pursuant to NYSE Rule 80A (or any applicable rule or
                                                 regulation enacted or promulgated by the NYSE, any other
                                                 self-regulatory organization or the Securities and Exchange
                                                 Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or
                                                 material limitation of trading, (4) a suspension of trading in options contracts on GE Stock by the primary securities market trading in such options, if available, by reason of
                                                 (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes
                                                 relating to such contracts will constitute a suspension,
                                                 absence or material limitation of trading in options
                                                 contracts related to GE Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to GE Stock are
                                                 traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default..............     In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable per Note upon any acceleration of any Note shall be determined by
                                                 MS & Co., as Calculation Agent, and shall be equal to the

                                                     PS-14




                                                 principal amount of the Note plus any accrued and unpaid
                                                 interest at the Interest Rate to but not including the date of acceleration; provided that if (x) the holder of a Note has submitted an Official Notice of Exchange to us in
                                                 accordance with the Exchange Right or (y) we have called the
                                                 Notes, other than a call for the cash Call Price, in
                                                 accordance with the MSDW Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash per Note equal to the Exchange Ratio times the Market
                                                 Price of GE Stock, determined by the Calculation Agent as of the Exchange Date or as of the date of acceleration,
                                                 respectively, and shall not include any accrued and unpaid interest thereon; provided further that if we have called the
                                                 Notes for the cash Call Price, in accordance with the MSDW
                                                 Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash per Note equal to the
                                                 Call Price. See "--Call Price" above.

GE Stock;
Public Information..........................     General Electric is a diversified industrial corporation.  GE Stock is registered under the Exchange Act.  Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the "Commission").  Information
                                                 provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the
                                                 Commission at Room 1024, 450 Fifth Street, N.W., Washington,
                                                 D.C. 20549 or at its Regional Offices located at Suite 1400,
                                                 Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661
                                                 and at Seven World Trade Center, 13th Floor, New York, New
                                                 York 10048, and copies of such material can be obtained from the
                                                 Public Reference Section of the Commission, 450 Fifth Street,
                                                 N.W., Washington, D.C. 20549, at prescribed rates.  In addition, information provided to or filed with the Commission
                                                 electronically can be accessed through a website maintained by the
                                                 Commission.  The address of the Commission's website is
                                                 http://www.sec.gov.  Information provided to or filed with the
                                                 Commission by General Electric pursuant to the Exchange Act can be located by reference to Commission file number 001-00035.  In addition, information regarding General Electric may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.
                                                 We make no representation or warranty as to the accuracy or completeness of such information.

                                                 This pricing supplement relates only to the Notes offered
                                                 hereby and does not relate to GE Stock or other securities of
                                                 General Electric. We have derived all disclosures contained in this pricing supplement regarding General Electric from the publicly available documents described in the preceding paragraph. Neither we nor the Agent has participated in the preparation of such documents or made any due diligence
                                                 inquiry with respect to General Electric in connection with the offering of the Notes. Neither we nor the Agent makes any representation that such publicly available documents are or

                                                     PS-15




                                                 any other publicly available information regarding General
                                                 Electric is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date
                                                 hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of GE Stock (and therefore the Exchange Ratio) have been
                                                 publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning General Electric could affect the value
                                                 received on any Exchange Date or Call Date with respect to the Notes and therefore the trading prices of the Notes.

                                                 Neither we nor any of our affiliates makes any representation to you as to the performance of GE Stock.

                                                 We or our subsidiaries may presently or from time to time
                                                 engage in business with General Electric, including extending loans to, entering into loans with, or making equity
                                                 investments in, General Electric or providing advisory
                                                 services to General Electric, including merger and
                                                 acquisition advisory services. In the course of such
                                                 business, we and/or our subsidiaries may acquire non- public information with respect to General Electric and, in
                                                 addition, one or more of our affiliates may publish research reports with respect to General Electric. The statement in the preceding sentence is not intended to affect the rights of the holders of the Notes under the securities laws. As a prospective purchaser of a Note, you should undertake an
                                                 independent investigation of General Electric as in your
                                                 judgment is appropriate to make an informed decision with
                                                 respect to an investment in GE Stock.

Historical Information......................     The following table sets forth the published high and low Market
                                                 Prices of GE Stock during 1998, 1999, 2000 and during 2001 through August 16, 2001.  The Market Price of GE Stock on
                                                 August 16, 2001 was $41.60.  We obtained the Market Prices and other information listed below from Bloomberg Financial Markets and we believe such information to be accurate.  You should not take the historical prices of GE Stock as an indication of future performance.  We cannot give any assurance that the price of GE
                                                 Stock will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount on any Exchange Date or Call Date.


                                                          GE Stock            High        Low       Dividends
                                                          --------            ----        ---       ---------
                                                 (CUSIP 369604103)
                                                 1998
                                                 First Quarter............ $  28.73    $  24.15     $ .10
                                                 Second Quarter...........    30.29       27.04       .10
                                                 Third Quarter............    32.23       25.29       .10
                                                 Fourth Quarter...........    34.42       23.85       .10
                                                 1999
                                                 First Quarter............    37.77       32.00       .116667
                                                 Second Quarter...........    38.98       33.56       .116667
                                                 Third Quarter............    40.67       34.96       .116667
                                                 Fourth Quarter ..........    53.17       38.58       .116667


                                     PS-16



                                                          GE Stock            High        Low       Dividends
                                                          --------            ----        ---       ---------
                                                 2000
                                                 First Quarter............    54.33       41.71       .136667
                                                 Second Quarter...........    55.33       48.58       .136667
                                                 Third Quarter............    60.00       49.94       .136677
                                                 Fourth Quarter...........    59.75       47.44       .136677
                                                 2001
                                                 First Quarter ...........    48.06       37.70       .16
                                                 Second Quarter...........    53.40       39.60       .16
                                                 Third Quarter (through
                                                    August 16, 2001)......    50.20       41.39       .16

                                                 Historical prices of GE Stock have been adjusted for one
                                                 3-for-1 stock split, which became effective in the second
                                                 quarter of 2000.

                                                 We make no representation as to the amount of dividends, if any, that General Electric will pay in the future. In any
                                                 event, as an owner of a Note, you will not be entitled to
                                                 receive dividends, if any, that may be payable on GE Stock.

Use of Proceeds and Hedging.................     The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Notes. See also "Use of Proceeds" in the accompanying prospectus.

                                                 On the date of this pricing supplement, we, through our
                                                 subsidiaries or others, hedged our anticipated exposure in connection with the Notes by taking positions in GE Stock and other instruments. Purchase activity could have potentially increased the price of GE Stock, and therefore have
                                                 effectively increased the level to which GE Stock must rise before you would receive an amount of GE Stock worth as much as or more than the principal amount of your Notes on any
                                                 Exchange Date or Call Date. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes by purchasing and selling GE Stock, options
                                                 contracts on GE Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging
                                                 activities. Although we have no reason to believe that our hedging activities or other trading activities had, or will in the future have, a material impact on the price of GE
                                                 Stock, we cannot give any assurance that we did not, or in the future will not, affect such price as a result of our
                                                 hedging or trading activities.

Supplemental Information
Concerning Plan of Distribution.............     Under the terms and subject to conditions contained in the
                                                 U.S. distribution agreement referred to in the prospectus
                                                 supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this
                                                 pricing supplement plus accrued interest, if any, from the
                                                 Original Issue Date; provided that for purchases of $100,000 principal amount of Notes or more in any single

                                                     PS-17




                                                 transaction, the Issue Price will be 99%. We expect to
                                                 deliver the Notes against payment therefor in New York, New
                                                 York on August 21, 2001. After the initial offering of the
                                                 Notes, the Agent may vary the offering price and other
                                                 selling terms from time to time.

                                                 In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or
                                                 otherwise affect the price of the Notes or GE Stock.
                                                 Specifically, the Agent may sell more Notes than it is
                                                 obligated to purchase in connection with the offering or may sell Notes or GE Stock it does not own, creating a naked
                                                 short position in the Notes or GE Stock, respectively, for its own account. The Agent must close out any naked short
                                                 position by purchasing the Notes or GE Stock in the open
                                                 market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes or GE Stock in the open market
                                                 after pricing that could adversely affect investors who
                                                 purchase in the offering. As an additional means of
                                                 facilitating the offering, the Agent may bid for, and
                                                 purchase, Notes or GE Stock in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent
                                                 market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans and
Insurance Companies.........................     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security
                                                 Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the
                                                 Notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                 In addition, we and certain of our subsidiaries and
                                                 affiliates, including MS & Co. and Morgan Stanley DW Inc.
                                                 (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal
                                                 Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions
                                                 within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of
                                                 their affiliates is a service provider, unless the Notes are acquired pursuant to an exemption from the "prohibited
                                                 transaction" rules. A violation of these "prohibited
                                                 transaction" rules may result in an excise tax or other
                                                 liabilities under ERISA and/or Section 4975 of the Code for such persons, unless

                                                     PS-18




                                                 exemptive relief is available under an applicable statutory or administrative exemption.

                                                 The U.S. Department of Labor has issued five prohibited
                                                 transaction class exemptions ("PTCEs") that may provide
                                                 exemptive relief for direct or indirect prohibited
                                                 transactions resulting from the purchase or holding of the
                                                 Notes. Those class exemptions are PTCE 96-23 (for certain
                                                 transactions determined by in-house asset managers), PTCE
                                                 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions
                                                 involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate
                                                 accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                                 Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased or held by any
                                                 Plan, any entity whose underlying assets include "plan
                                                 assets" by reason of any Plan's investment in the entity (a
                                                 "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for
                                                 exemptive relief, including relief available under PTCE
                                                 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and
                                                 holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or holder of the Notes will be deemed to have represented, in its
                                                 corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset
                                                 Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for
                                                 exemptive relief or such purchase or holding is not
                                                 prohibited by ERISA or Section 4975 of the Code.

                                                 Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the
                                                 complexity of these rules and the penalties that may be
                                                 imposed upon persons involved in non-exempt prohibited
                                                 transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their
                                                 counsel regarding the availability of exemptive relief under
                                                 PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                 In addition to considering the consequences of holding the
                                                 Notes, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets)
                                                 purchasing the Notes should also consider the possible
                                                 implications of owning GE Stock upon call or exchange of the
                                                 Notes (other than in the case of a call of the Notes for the cash Call Price or an exchange with respect to which we elect to pay cash). Purchasers of the Notes have exclusive
                                                 responsibility for ensuring that their purchase and holding of the Notes do not violate the prohibited transaction rules of ERISA or the Code.

                                                     PS-19




United States Federal Income Taxation.......     The Notes are Optionally Exchangeable Notes and investors
                                                 should  refer to the discussion under "United States Federal
                                                 Taxation--Notes--Optionally Exchangeable Notes" in the
                                                 accompanying prospectus supplement.  In connection with the discussion thereunder, we have determined that the "comparable yield" is an annual rate of 5.593% compounded semi-annually.
                                                 Based on our determination of the comparable yield, the "projected payment schedule" for a Note (assuming a par amount of $1,000 or with respect to each integral multiple thereof) consists of the semi-
                                                 annual coupons and an additional projected amount due at
                                                 maturity, equal to $1,388.73.

                                                 The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of
                                                 United States Holders' interest accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of the payments on a Note.

                                                                        ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                        Dated: [On or after September 30, 2001]

Morgan Stanley Dean Witter & Co.           Morgan Stanley & Co. Incorporated, as
1585 Broadway                                Calculation Agent
New York, New York 10036                   1585 Broadway
                                           New York, New York 10036
                                           Fax No.: (212) 761-0674
                                           (Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, 1.25% Exchangeable Notes due December 30, 2008 (Exchangeable for Shares of Common Stock of General Electric Company) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617446GR4) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is prior to the earliest of (i) the fifth scheduled Trading Day prior to December 30, 2008,
(ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price, the last scheduled Trading Day prior to the MSDW Notice Date, the Exchange Right as described in Pricing Supplement No. 46 dated August 16, 2001 (the "Pricing Supplement") to the Prospectus Supplement dated January 24, 2001 and the Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon MSDW will deliver, at its sole option, shares of the common stock of General Electric Company or cash on the third business day after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes) and (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged. The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.


                     Very truly yours,


                      ---------------------------------------------------------
                      [Name of Holder]


                      By: -----------------------------------------------------
                          [Title]


                      ---------------------------------------------------------
                      [Fax No.]

                      $
                       --------------------------------------------------------
                       Principal Amount of Notes to be surrendered for exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY DEAN WITTER & CO., as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
      -------------------------------------------------
      Title:

Date and time of acknowledgment
                               -------------------
Accrued interest, if any, due upon
surrender of the Notes for exchange: $
                                      ------------------------

                        MORGAN STANLEY DEAN WITTER & CO.